                                                                     EXHIBIT 4.1

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (the "Depositary") to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made payable to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified by the Depositary or a successor depositary, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to another nominee of the Depositary or to the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor depositary.

                          Leggett & Platt, Incorporated
                               4.70% Note due 2013

                _________________________________________________

                                                 CUSIP No. 524660 AS6
No. R-1                                                  $200,000,000

         LEGGETT & PLATT, INCORPORATED, a corporation duly organized and existing under the laws of Missouri (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on April 1, 2013, and to pay interest thereon from March 21, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 in each year, commencing October 1, 2003 at the rate of 4.70% per annum until the principal hereof is paid or made available for payment. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Any such interest not so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and interest on this Security will be made at the offices of JPMorgan Chase Bank in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time and will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided, further, that Holders of $1,000,000 or more in aggregate principal amount of the Securities of this series shall be entitled to receive payment of interest by wire transfer to an account of the Person entitled thereto located in the United States, provided, that such Person shall have given to the Paying Agent satisfactory wire transfer instructions by the Regular Record Date preceding the applicable interest payment date, with reference to the identifying information concerning such Holder to be found in the Security Register.

         The Securities of this series are subject to redemption prior to Stated Maturity as described on the reverse hereof.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 21, 2003

                                            LEGGETT & PLATT, INCORPORATED


                                            By: ________________________________
                                            Name:  Felix E. Wright
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            JPMORGAN CHASE BANK, as Trustee



                                            By: ________________________________
                                                Authorized Officer

                              REVERSE SIDE OF NOTE

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 24, 1999 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holders hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

         If any Interest Payment Date, Redemption Date or the Stated Maturity of this Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this Security), payment of interest or principal due on this Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at the Place of Payment, with the same force and effect as if made on the Interest Payment Date, Redemption Date or at Stated Maturity, provided that no interest shall accrue on such unpaid interest or principal for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

         Except as set forth below, this Security is not redeemable prior to Stated Maturity and is not entitled to the benefit of a sinking fund or any analogous provision.

         This Security is redeemable, in whole or in part, at the option of the Company, at any time at a Redemption Price equal to the greater of (i) 100% of its principal amount, or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 12.5 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Quotation Agent" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, after consultation with the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

         Notice of any redemption shall be given by first-class mail, postage pre-paid, mailed not less than 30 days but not more than 60 days before the Redemption Date to the Holders of the Securities of this series to be redeemed, at each Holder's address appearing in the Security Register, but failure to give such notice in the manner herein provided to the Holder of any Securities of this series designated for redemption shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof. Any notice that is mailed to the Holders in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Notice of redemption having been given as aforesaid, the Securities of this series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         As permitted by Section 301(12) of the Indenture, as set forth and as determined in an Officers' Certificate, the terms of the Securities of this series provide for the modification of a restrictive covenant applicable to the Securities as follows: the limitation on liens in Section 1003(a)(13) has been modified so that the restrictions on secured debt set forth in Section 1003(a) shall not apply to, and there shall be excluded from secured debt in any computation under Section 1003, debt secured by liens not otherwise excepted by
Section 1003 with respect to an aggregate amount of indebtedness of the Company (including its Subsidiaries) not in excess of an amount equal to 15% of Consolidated Assets, rather than an amount of indebtedness of the Company (including its Subsidiaries) not in excess of an amount equal to 10% of Consolidated Assets, as set forth in the Indenture.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard for principles of conflicts of law.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Securities or the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of the Indenture and the issuance of the Securities.

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________
     [Please insert social security or other identifying number of assignee]

________________________________________________________________________________
            [Please print or typewrite name and address of assignee]

________________________________________________________________________________


the within Security of LEGGETT & PLATT, INCORPORATED and does hereby irrevocably constitute and appoint _________________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: ______________________________

                                                ________________________________
                                                Notice: The signature to this
                                                assignment must correspond with
                                                the name as written upon the
                                                face of the Security in every
                                                particular without alteration or
                                                enlargement or any change
                                                whatsoever.